UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 12, 2017

Date of Report (date of earliest event reported)

GIGCAPITAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38320	82-3027430
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 El Camino Real

Building 4, Suite 232

Palo Alto, CA 94306

(Address of principal executive offices)

(650)352-7580

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On December 12, 2017, GigCapital, Inc., a Delaware corporation (the “Company”), consummated its initial public offering (the “IPO”) of 12,500,000 units (the “Public Units”), as previously disclosed in its Current Report on Form 8-K (the “IPO Closing 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on December 12, 2017. Each Public Unit consists of one share of common stock, $0.0001 par value (“Common Stock”), three-quarters ( 3⁄4) of one warrant to purchase one share of Common Stock (“Public Warrant”), and one right to receive one-tenth ( 1⁄10) of one share of Common Stock upon the Company’s completion of an initial business combination. Each whole Public Warrant is exercisable for one share of Common Stock at a price of $11.50 per full share. The Public Units were sold at an offering price of $10.00 per unit, and the IPO generated aggregate gross proceeds of $125,000,000.

As also previously disclosed in the IPO Closing 8-K, simultaneously with the closing of the IPO and the sale of the Public Units, the Company consummated the private placement (“Private Placement”) of an aggregate of 489,500 units (the “Private Placement Units”), at a price of $10.00 per Private Placement Unit, pursuant to unit purchase agreements between the Company, and each of GigAcquisitions, LLC, a Delaware limited liability company (“Sponsor”), Cowen Investments LLC, a Delaware limited liability company (“Cowen Investments”), Irwin Silverberg (“Silverberg”), Jeffrey Bernstein (“Bernstein” and, together with Sponsor, Cowen Investments, Silverberg and Bernstein, the “Founders”). Among the Founders, Sponsor purchased 356,000 Private Placement Units; Cowen Investments purchased 89,000 Private Placement Units; Silverberg purchased 40,050 Private Placement Units; and Bernstein purchased 4,450 Private Placement Units. The Private Placement generated aggregate gross proceeds of $4,895,000. The Private Placement Units are substantially similar to the Public Units, except for certain differences in the warrants included in the Private Placement Units (the “Private Placement Warrants”). Unlike the Public Warrants, if held by the original holder or its permitted transferees, the Private Placement Warrants (i) may be exercised for cash or on a cashless basis at such time as they become exercisable, (ii) are not redeemable by the Company, and (iii) subject to certain limited exceptions, will be subject to transfer restrictions until one year following the consummation of the Company’s initial business combination. If the Private Placement Warrants are held by holders other than its initial holders or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by holders on the same basis as the Public Warrants, except as set forth in the Company’s initial registration statement on Form S-1, as amended (File No. 333-221581) and declared effective by the SEC on December 7, 2017 (the “Initial Registration Statement”). The material terms of the unit purchase agreements are set forth in the Initial Registration Statement and incorporated by reference herein.

A total of $125,000,000, comprised of $122,500,000 of the proceeds from the IPO and $2,500,000 of the proceeds of the sale of the Private Placement Units, were placed in a U.S.-based trust account at JPMorgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee.

An audited balance sheet as of December 12, 2017 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Audited balance sheet of GigCapital, Inc. as of December 12, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Dr. Avi S. Katz
Name:	Dr. Avi S. Katz
Title:	Chief Executive Officer, President and Executive Chairman of the GigCapital, Inc. Board (Principal Executive Officer)

Date: December 18, 2017